SECURITY GROWTH AND INCOME FUND
FILE NO. 811-0487
CIK NO. 0000088565

A SPECIAL  MEETING OF THE FUND'S  SHAREHOLDERS  WAS HELD ON APRIL 17, 2002,  AND
WITH  RESPECT TO PROPOSAL  NUMBER 2, WAS  ADJOURNED  UNTIL APRIL 30,  2002.  THE
RESULTS OF VOTES  TAKEN  AMONG  SHAREHOLDERS  ON THE  PROPOSAL  BEFORE  THEM ARE
REPORTED BELOW. EACH VOTE REPORTED  REPRESENTS A SINGLE SHARE HELD ON THE RECORD
DATE FOR THE MEETING.

PROPOSAL #1: To approve an amendment of the  Investment  Management and Services
Agreement with Security Management  Company,  LLC and Security Growth and Income
Fund.

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                                                VOTES
                                      -------------------------     TOTAL NUMBER
                                                      AGAINST/       OF SHARES
             FUNDS                       FOR        ABSTENTIONS        VOTED
--------------------------------------------------------------------------------
Security Growth and Income Fund       4,372,231      1,068,965       5,441,196
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PROPOSAL #2: To approve the Class A  Distribution  Plan for Security  Growth and
Income Fund.

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                                                VOTES
                                      -------------------------     TOTAL NUMBER
                                                      AGAINST/       OF SHARES
             FUNDS                       FOR        ABSTENTIONS        VOTED
--------------------------------------------------------------------------------
Security Growth and Income Fund       4,372,231      1,068,965       5,441,196
--------------------------------------------------------------------------------

PROPOSAL  #3: To approve a proposal to change the name of  "Security  Growth and
Income Fund" to "Security Large Cap Value Fund".

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                                               VOTES
                                     --------------------------     TOTAL NUMBER
                                                      AGAINST/       OF SHARES
             FUNDS                      FOR         ABSTENTIONS        VOTED
--------------------------------------------------------------------------------
Security Growth and Income Fund      5,811,210       1,085,347       6,896,557
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